AMENDMENT TO INVESTMENT SUB-ADVISORY AGREEMENT FOR
THE
SEI INSTITUTIONAL INTERNATIONAL TRUST

THIS AMENDMENT to the Investment Sub-Advisory
Agreement for the SEI Institutional International
Trust between The Boston Company Asset Management,
LLC (the Sub-Adviser) and SEI Investments Management
Corporation, a Delaware corporation (the Adviser), is made effective as of the 23rd day of September
2011.

WHEREAS, the Sub-Adviser and the Adviser previously entered into an Investment Sub-Advisory Agreement dated as of September 18, 2000, as amended July 1, 2003 and June 27, 2011 (the Agreement); and

       WHEREAS, the parties desire to amend the Agreement with respect to the manner in which the Sub-Advisers compensation is calculated by the Adviser.

       NOW, THEREFORE, the parties to this Amendment,
intending to be legally bound, agree as follows:
       1.	Unless otherwise defined herein,
capitalized terms shall have the meaning set forth
in the Agreement.
2.	Unless otherwise set forth herein, all
provisions of the Agreement shall remain in effect.

3.  	Paragraph 4 of the Agreement is hereby deleted
in its entirety and replaced with the following:

Compensation to the Sub-Adviser; Expenses. For the services to be provided by the Sub-Adviser pursuant to this Agreement, the Adviser will pay the Sub-Adviser, and the Sub-Adviser agrees to accept as full compensation therefor, a sub-advisory fee at the rate specified in Schedule A which is attached hereto and made part of this Agreement.
[SENTENCE REDACTED]. Except as may otherwise be prohibited by law or regulation (including any then current SEC staff interpretation), the Sub-Adviser may, in its discretion and from time to time, waive a portion of its fee.

[PARAGRAPH REDACTED]
       IN WITNESS WHEREOF, the parties hereto have caused this Amendment to the Agreement to be executed by their officers designated below as of the day and year first written above.


SEI Investments Management Corporation
The Boston Company Asset Management,
LLC


By:
/s/ Sandra M. Schaufler

By:
/s/ Bart Grenier
Name:

Sandra M. Schaufler

Name:

Bart Grenier

Title:

Vice President

Title:

Chief Executive Officer


Name:

Bart Grenier

Name:

Bart Grenier

Title:

Chief Executive Officer

Title:

Chief Executive Officer





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